NAME OF REGISTRANT:
Franklin Valuemark Funds
File No. 811-5583
Exhibit 77I:  Terms of new or amended securities:

All series of the registrant began offering an additional class of shares on December 28, 1998.
All shares purchased before the initial offering of Class 2 shares of a fund on December 28, 1998 are considered Class 1 shares. After that date, all shares are designated either Class 1 or Class 2.
Class 2 shares have a Rule 12b-1 distribution plan and are currently subject to fees of .30% per year of Class 2's average daily net assets which will affect the performance of Class 2 shares. Class 1 shares do not bear any Rule 12b-1 fees., Class 1 and Class 2. The full title of each series and class is:

Money Market Fund - Class 1
Money Market Fund - Class 2
Growth and Income Fund - Class 1
Growth and Income Fund - Class 2
Natural Resources Securities Fund - Class 1
Natural Resources Securities Fund - Class 2
Real Estate Securities Fund - Class 1
Real Estate Securities Fund - Class 2
Global Utilities Securities Fund - Class 1
Global Utilities Securities Fund - Class 2
High Income Fund - Class 1
High Income Fund - Class 2
Templeton Global Income Securities Fund Class 1
Templeton Global Income Securities Fund Class 2
Income Securities Fund Class 1
Income Securities Fund Class 2
U.S. Government Securities Fund - Class 1
U.S. Government Securities Fund - Class 2
Zero Coupon Fund - 2000 - Class 1
Zero Coupon Fund - 2000 - Class 2
Zero Coupon Fund - 2005 - Class 1
Zero Coupon Fund - 2005 - Class 2
Zero Coupon Fund - 2010 - Class 1
Zero Coupon Fund - 2010 - Class 2
Rising Dividend Fund - Class 1
Rising Dividend Fund - Class 2
Templeton Pacific Growth Fund - Class 1
Templeton Pacific Growth Fund - Class 2
Templeton International Equity Fund - Class 1
Templeton International Equity Fund - Class 2
Templeton Developing Markets Equity Fund - Class 1
Templeton Developing Markets Equity Fund - Class 2
Templeton Global Growth Fund - Class 1
Templeton Global Growth Fund - Class 2
Templeton Global Asset Allocation Fund - Class 1
Templeton Global Asset Allocation Fund - Class 2
Small Cap Fund - Class 1
Small Cap Fund - Class 2
Capital Growth Fund - Class 1
Capital Growth Fund - Class 2
Templeton International Smaller Companies Fund - Class 1
Templeton International Smaller Companies Fund - Class 2
Mutual Discovery Securities Fund - Class 1
Mutual Discovery Securities Fund - Class 2
Mutual Shares Securities Fund - Class 1
Mutual Shares Securities Fund - Class 2
Global Health Care Securities Fund - Class 1
Global Health Care Securities Fund - Class 2
Value Securities Fund - Class 1
Value Securities Fund - Class 2

Shares of each class represent proportionate interests in the assets of Registrant's series. On matters that affect a series as a whole, each class has the same voting and other rights and preferences as any other class. On matters that only affect one class, only shareholders of that class may vote. Each class votes separately on matters affecting only that class, or expressly required to be voted on separately by state or federal law. Shares of each class of a series have the same voting and other rights and preferences as other classes and series of the trust for matters that affect the Registrant as a whole.